UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2017

WRIGHT MEDICAL GROUP N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam The Netherlands		None
(Address of principal executive offices)		(Zip Code)

(+ 31) 20 521-4777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 3, 2017, Wright Medical Technology, Inc. (“WMT”), a wholly-owned subsidiary of Wright Medical Group N.V. (the “Company”), and the Court-appointed attorneys representing plaintiffs in the metal-on-metal hip litigation known as In Re: Wright Medical Technology, Inc., CONSERVE® Hip Implant Products Liability Litigation, MDL No. 2329 (“MDL”) and In re: Wright Hip System Cases, Judicial Council Coordination Proceeding No. 4710 (“JCCP”) agreed on a comprehensive settlement intended to resolve substantially all remaining metal-on-metal hip claims pending or tolled in the MDL and JCCP that were not settled in the previously disclosed Master Settlement Agreement dated November 2, 2016 (the “MSA”). The comprehensive settlement is evidenced by two Settlement Agreements, dated October 3, 2017 (each, a “Settlement Agreement” and, collectively, the “Settlement Agreements”). The comprehensive settlement is contingent on availability of new insurance proceeds from WMT’s insurance carriers by December 31, 2017 totaling at least $35 million.

WMT’s maximum liability under the Settlement Agreements will not exceed $89.75 million ($35 million of which would be funded from insurance proceeds if the above described contingency is met). Claimants who had bilateral revision surgeries will be counted as two claims, but only to the extent both claims separately satisfy all eligibility criteria. The total settlement amount is allocated as follows:

1.	Tranche 1: $7.9 million to settle 49 additional claims that would have been eligible to participate in the MSA but for the claim limit contained therein, which amount will be funded as such claims are settled;

2.	Tranche 2: $5.1 million to settle 39 eligible claims of the oldest claimants (by age), which amount will be funded as such claims are settled; and

3.	Tranche 3: $76.75 million to settle all remaining eligible claims pending or tolled in the MDL and JCCP existing as of June 30, 2017, and up to 30 new eligible claims arising between July 1, 2017 and October 1, 2017, which amount will be funded as follows: $45 million by June 30, 2018 and $31.75 million by September 30, 2019. The Tranche 3 settlement is contingent upon WMT receiving at least $35 million of new insurance payments from applicable carriers by December 31, 2017.

The actual total settlement amount may be less, but not more, depending on several factors including the mix of products and claimants in the final settlement pool and the number of claimants electing to “opt-out” of the settlement, as discussed below.

Neither Settlement Agreement requires WMT to escrow any amount to secure its obligations thereunder; however, as additional security, the Company has agreed to guaranty WMT’s obligations under the Settlement Agreements.

Each Settlement Agreement includes a 95% opt-in requirement, meaning WMT may terminate either Settlement Agreement prior to any settlement disbursement if claimants holding greater than 5% of eligible claims in Tranches 1 and 2, collectively, or claimants holding greater than 5% of eligible claims in Tranche 3, elect to “opt-out” of the settlement. No funding of any individual plaintiff settlement under either Settlement Agreement will occur until the 95% opt-in requirement for such agreement has been satisfied or waived. The Settlement Agreements include a methodology for replacement of claims that opt-out of the settlement with claims filed in the future, or reduction of the total settlement amount if an insufficient number of claims exist. The Settlement Agreements also include a methodology for replacing a claim initially deemed an eligible claim that is subsequently determined to be ineligible due to failure to meet the eligibility criteria in the Settlement Agreements.

The Settlement Agreements contain specific eligibility requirements and establish procedures for proof and administration of claims, execution of individual settlement agreements, determination of the final total settlement amount, and funding of individual settlement amounts by WMT. Eligibility requirements include, without limitation, that the claimant has a claim pending or tolled in the MDL or JCCP and (subject to certain exceptions) that the claimant has undergone a revision surgery.

The Settlement Agreements are contingent upon the dismissal without prejudice of pending and tolled claims in the MDL and JCCP that do not meet the inclusion criteria of the MDL or JCCP. Additionally, the Settlement Agreements are contingent upon the dismissal without prejudice of all remaining non-revision claims in the MDL and JCCP, pursuant to a tolling agreement that tolls applicable statutes of limitation and repose for three months from a revision of the products or determination that a revision of the products is necessary. The parties are in the process of jointly coordinating the closure of the MDL and JCCP to new claims.

As of October 2, 2017, there were approximately 629 claims pending or tolled in the MDL and JCCP that were eligible, and approximately 710 claims (of which 630 are non-revisions) that were ineligible, to participate in the comprehensive settlement. Additionally, as of October 2, 2017, there were approximately 47 claims pending in U.S. courts other than the MDL and JCCP and approximately 65 claims pending in non-U.S. courts that will not be included under the Settlement Agreements.

The Settlement Agreements were entered into solely as a compromise of the disputed claims being settled and are not evidence that any claim has merit nor are they an admission of wrongdoing or liability by WMT. WMT will continue to vigorously defend metal-on-metal hip claims not settled pursuant to the Settlement Agreements.

The foregoing represents only a summary of the material terms of the Settlement Agreements, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Settlement Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Settlement Agreement dated as of October 3, 2017 between Wright Medical Technology, Inc. and the Counsel Listed on the Signature Pages Thereto (filed herewith)

10.2	Third Settlement Agreement dated as of October 3, 2017 between Wright Medical Technology, Inc. and the Counsel Listed on the Signature Pages Thereto (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2017	WRIGHT MEDICAL GROUP N.V.

	By:	/s/ James A. Lightman
	Name:	James A. Lightman
	Title:	Senior Vice President, General Counsel and Secretary